FIRST AMENDMENT TO LICENSE AGREEMENT

Dated the 28th day of August 2012

Subject Matter Steviol & Steviol Glycosides

(“Agreement”)

Effective October 10, 2013, this agreement amends the Agreement

BETWEEN

Vineland Research and Innovations Centre Inc.

a statutory corporation

with principal executive offices located at 4890 Victoria Avenue North,

Vineland Station,

Ontario L0R 2E0

(“VRIC”)

AND

Stevia First Corporation,

a Nevada corporation

with principal executive offices located at 5225 Carlson Road,

Yuba City, CA 95993

(“Company”)

WHEREAS,

A.	Company and VRIC entered into the Agreement to commercialize a gene or gene proteins protected under patent;
B.	VRIC owned the patent and the Company is the licensee;
C.	The extant patent inadvertently omitted some of the key alleles of the synthetic gene;
D.	VRIC filed a new patent identifying the key alleles of the synthetic gene;
E.	The Company wants to move forward under the new patent and under the existing Agreement.

NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

1.	Paragraph 5.1.1 of the Agreement replaced in its entirety by the following:

The Company shall reimburse VRIC within thirty (30) days of receipt of invoice, for all patent prosecution and maintenance fees incurred by VRIC during the Term of this Agreement.

Notwithstanding the foregoing, VRIC shall pay all fees related to prosecution of the New Provisional Application (as defined in Appendix A) and applications that derive priority from the New Provisional Application, up to a maximum amount of the total Execution Fees payable by the Company to VRIC under the Agreement. The Company shall pay any fees in excess of this maximum.

2.	The following is added to Appendix A of the Agreement:

61/887,601	“Compositions and Methods for Producing Steviol and Steviol Glycosides” (referred to herein as the “New Provisional Application”)	United States	October 7, 2013

3.	Paragraph 1.5 of the Agreement, the definition of Licensed Patents, is corrected by replacing the text “Schedule 1” with “APPENDIX “A””.

4.	All capitalized terms herein have the same meaning as in the Agreement.

5.	Any and all provisions of the Agreement not expressly modified by this Agreement remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

Stevia First Corporation	Vineland Research and Innovations Centre, Inc.

By: /s/ Robert Brooke	By: /s/ J. Brandle
R. Brooke, CEO	J. Brandle, CEO